Exhibit 99.1

NOBLE NAMES JOSEPH C. DAY TO BOARD OF DIRECTORS

WARREN, MI – APRIL 4, 2006 – Noble International, Ltd., (NASDAQ: NOBL) (“Noble” or the “Company”) announced that Joseph C. Day has been elected to the Company’s Board of Directors, effective April 3, 2006. His election restores the Board to its full complement of seven members.

Mr. Day is the retired Chairman and Chief Executive Officer of Freudenberg – NOK General Partnership, based in Plymouth, Michigan, a leading supplier of oil seals, vibration control products and other components to the automotive industry. He joined the partnership at its formation in 1989 as the President and CEO, to establish the North American partnership between Freudenberg & Co. of Germany and NOK Corp. of Japan. During his tenure at Freudenberg – NOK from 1989 to 2002, the partnership became one of the world’s top 20 largest automotive suppliers.

Mr. Day has served on several boards, including Freudenberg – NOK, American Sunroof Corporation, A.G. Simpson Co., Ltd., Beaumont Hospital and Applied Extrusion Technologies. He was the founding chairman and executive committee member of the Original Equipment Suppliers Association (OESA) and a director of the Rubber Manufacturers Association. Mr. Day has also been inducted into the Shingo Prize Academy and was awarded the Manufacturing Leadership Award from the Wu Foundation.

Noble’s Chairman of the Board, Robert J. Skandalaris, commented on Mr. Day’s election to the Board, “We welcome Joe as our newest director and look forward to receiving the benefit of his extensive and varied experience. In addition to his experience as a CEO and board member, Joe is a strong proponent of lean manufacturing and is recognized as an expert in this field. His demonstrated leadership in guiding a company’s growth while achieving manufacturing excellence makes him a perfect fit for Noble’s Board of Directors. We look forward to working with Joe and gaining from his experience.”

SAFE HARBOR STATEMENT

Certain statements made by Noble International, Ltd. in this presentation and other periodic oral and written statements, including filings with the Securities and Exchange Commission, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management’s assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all, of the risks include our ability to obtain future sales; our ability to successfully integrate acquisitions; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors; costs related to legal and administrative matters; our ability to realize cost savings expected to offset price concessions; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel costs; work stoppages and strikes at our facilities and that of our customers; the presence of downturns in customer markets where the Company’s goods and services are sold; financial and business downturns of our customers or vendors; and other factors, uncertainties, challenges, and risks detailed in Noble’s public filings with the Securities and Exchange Commission. Noble does not intend or undertake any obligation to update any forward-looking statements.

For more information contact:

Greg Salchow

Noble International, Ltd.

(586) 751-5600